Exhibit 99.2

PRESS RELEASE

Tivic Health Systems, Inc. Announces Closing of Public Offering

SAN FRANCISCO – February 13, 2023 – Tivic Health® Systems, Inc. (“Tivic”) (Nasdaq: TIVC) (“Tivic” or the “Company), a commercial-phase health technology company that develops and commercializes bioelectronic medicine, today announced the closing of its previously announced underwritten public offering of an aggregate of 20,000,000 shares of common stock at a public offering price of $0.25 per share, for aggregate gross proceeds of approximately $5,000,000, before deducting underwriting discounts and offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 3,000,000 shares of common stock to cover over-allotments at the public offering price, less the underwriting discount.

The Company intends to use the proceeds for the continued sales expansion of its first commercial product, ClearUP®, for sinus relief (including the penetration of healthcare professional networks), and clinical and regulatory costs for the expansion of existing and new product candidates. Although the Company, from time to time, evaluates potential strategic investments and acquisitions, it does not have any definitive agreements in place to make any such acquisitions at this current time.

ThinkEquity acted as sole book-running manager for the offering.

A registration statement on Form S-1 (File No. 333-268010) relating to the shares was filed with the Securities and Exchange Commission (“SEC”) and became effective on February 8, 2023. This offering is being made only by means of a prospectus. Copies of the final prospectus may be obtained from ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004, by telephone at (877) 436-3673, by email at prospectus@think-equity.com. The final prospectus was filed with the SEC on February 10, 2023, and is available on the SEC’s website located at http://www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Tivic

Tivic Health Systems, Inc. is a commercial-phase health technology company delivering non-invasive bioelectronic treatments that provide consumers with a choice in the treatment of inflammation and certain other related conditions. For more information visit https://tivichealth.com @TivicHealth.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Tivic Health Systems, Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict and include statements regarding the intended use of proceeds from the offering. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the SEC. Forward-looking statements contained in this announcement are made as of this date, and Tivic Health Systems, Inc. undertakes no duty to update such information except as required under applicable law.

Media Contacts:

Cheryl Delgreco

Cheryl.Delgreco@tivichealth.com

617-429-6749

Investor Contact:

Hanover International, Inc.

ir@tivichealth.com